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                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                             SURGE COMPONENTS, INC.

                Under Section 805 of the Business Corporation Law

                  The undersigned, being the Ira Levy and Secretary of Surge Components, Inc. (the "Corporation"), do hereby certify and set forth:

                           1. The name of the corporation is Surge Components, Inc. (the "Corporation").

                           2. The date the Certificate of Incorporation of the Corporation was filed with the Department of State is the 24th day of November, 1981.

                           3. The Board of Directors of the Corporation authorized two hundred sixty thousand (260,000) of the one million (1,000,000) shares of Preferred Stock of the Corporation to be designated Non-Voting Redeemable Convertible Series A Preferred Stock, $.001 par value per share, 239,000 of which have been issued (the "Series A Preferred Stock").

                           4. Article FOURTH of the Certificate of Incorporation is amended by the addition of a provision fixing the number, designation, relative rights, preferences, and limitations of the Voting Redeemable Convertible Series B Preferred Stock as fixed by the Board of the Corporation pursuant to the authority vested in it by the Certificate of Incorporation.

                           5. Article FOURTH of the Certificate of Incorporation is hereby amended to add the following provision to the end of Article
         FOURTH:

Voting Redeemable Convertible Series B Preferred Stock.

                           1. Number Authorized and Designation. Of the
         1,000,000 shares of preferred stock authorized under this Article FOURTH, the Corporation shall have the authority to issue 200,000 shares designated as Voting Redeemable Convertible Series B Preferred Stock, $.001 par value per share (referred to herein as "Series B Preferred Stock").

                           2. Rights, Preferences and Limitations. The relative rights, preferences and limitations of Series B Preferred Stock are as follows:

                                    (a) Rank. The Series B Preferred Stock shall
                  rank (i) prior to all of the Common Shares, par value $.001 per share ("Common Shares"); (ii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series B Preferred Stock of whatever subdivision


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                  (collectively, with the Common Shares, "Junior Securities");
                  (iii) on parity with any class or series of capital stock of the Corporation created specifically ranking by its terms on parity with the Series B Preferred Stock, including, but not limited to, the Series A Preferred Stock ("Parity Securities"), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as "Distributions").

                                    (b) Dividends. The Series B Preferred Stock
                  shall be entitled to share dividends on a pro-rata basis with the Series A Preferred Stock, if and when declared. The Series B Preferred Stock shall be paid dividends prior to payment of dividends to Common Shareholders. If any dividends are paid on the Common Shares, holders of Series B Preferred Stock shall be entitled to participate in such payment of dividends as if their shares of Series B Preferred Stock had been converted into Common Shares in accordance with paragraph (c) below and, with respect to such payment of dividends on Common Shares, holders of Series B Preferred Stock shall be entitled to payment of dividends in an amount per share (assuming such conversion) equal to (i) the per share amount of dividends being paid on the then outstanding Common Shares minus (ii) one tenth (.1) of the amount of dividends per share on the Series B Preferred Stock being paid at the same time as such payment of dividends on the outstanding Common Shares.

                                    (c) Conversion. Upon (i) the effectiveness
                  of ME Merger (as hereinafter defined) and (ii) either (A) the receipt by the Corporation from The Nasdaq Stock Market, Inc. ("Nasdaq") of confirmation (the "Nasdaq Confirmation") that the conversion into Common Shares of the outstanding shares of Series B Preferred Stock issued in connection with the ME Merger does not require further shareholder approval under the Nasdaq Marketplace Rules or (B) shareholder approval of the conversion into Common Shares of the outstanding shares of Series B Preferred Stock issued in connection with the ME Merger, all of the issued and outstanding shares of the Series B Preferred Stock will automatically convert into Common Shares at a rate of ten Common Shares for every one share of Series B Preferred Stock so converted. The term "ME Merger" shall mean the merger of MailEncrypt.com, Inc., a California corporation ("ME"), into Mail Acquisition Corporation ("MAC"), pursuant to the Merger Agreement and Plan of Reorganization, dated as of November 6, 2000 (the "ME Merger Agreement"), among the Corporation, MAC, ME and the shareholders of ME.

                                    (d) Redemption. In the event that (i) on or
                  before December 31, 2000, the Corporation shall not have received the Nasdaq Confirmation or (ii) on or before June 30, 2001, the shareholders of the Corporation do not approve the conversion into Common Shares of the outstanding shares of Series B Preferred Stock issued in connection with the ME Merger, and provided that the holders of the Series B Preferred Stock have not exercised their rights pursuant to
                  Article 9 of the ME Merger Agreement, the Corporation shall, unless the period for redemption is

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                  extended by the Board of Directors of the Corporation, redeem the outstanding shares of Series B Preferred Stock by paying on the date set for redemption, which will be no more than sixty days and not less than thirty days from December 15, 2001 (the "Redemption Date"), an amount (the "Redemption Price") equal to the sum of $.001 per share of Series B Preferred Stock, subject to the following terms and conditions:

                                            (i) The Corporation shall give
                           notice (the "Redemption Notice") not more than sixty days and not less than thirty days prior to the Redemption Date by first class United States mail to each holder of record of shares of Series B Preferred Stock called for redemption (the "Redeemed Shares") at his address appearing on the stock transfer books of the Corporation; and

                                            (ii) The Corporation may pay the
                           Redemption Price for any Redeemed Shares from the surplus and stated capital of the Corporation, but no such redemption shall be made if the Corporation would thereby become insolvent or, if stated capital is used, the redemption would reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of the Redeemed Shares.

                               (e) Voting Rights.

                                            (i) In addition to any other rights
                           provided for herein or by law, the holders of Series B Preferred Stock shall be entitled to vote, together with the holders of Common Shares as one class, on all matters as to which holders of Common Shares shall be entitled to vote, in the same manner and with the same effect as such holders of Common Shares. In any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to five and four-tenths (5.4) votes per share of Series B Preferred Stock, calculated to the nearest whole number.

                                            (ii) So long as at least 36,428
                           shares of Series B Preferred Stock remains outstanding, the consent of the holders of two-thirds of the then outstanding Series B Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock or other security of the Corporation which is senior as to Distributions to the Series B Preferred Stock.

                                            (iii) So long as at least 36,428
                           shares of Series B Preferred Stock remains outstanding, the consent of two-thirds of the holders of the then outstanding Series B Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Amendment of the Certificate of Incorporation of the Corporation, as


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                           amended, in a manner which would alter or change the
                           powers, preferences, rights, privileges, restrictions and conditions of the Series B Preferred Stock so as to adversely affect the Series B Preferred Stock.

                                            (iv) In the event that the holders
                           of the Series B Stock are required to vote as a class on any other matter, the affirmative vote of holders of not less than fifty percent (50%) of the outstanding of Series B Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series B Preferred Stock, such matter shall bind all holders of Series B Preferred Stock.

                                    (f) Preemptive Rights. Holders of Series B
                  Preferred Stock shall have no preemptive rights.

                                    (g) Liquidation Rights. Upon liquidation,
                  dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distribution of securities required by the Corporation's Certificate of Incorporation, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Shares and pari passu with any distribution of Parity Securities an amount equal to $.001 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares before any payments shall be made or any assets distributed to holders of any class of Common Shares. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of shares of the Series B Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series B Preferred Stock. An amount equal to $.001 per share, plus an additional amount equal to any dividend declared but unpaid on such Common Shares, shall then be paid ratably to the holders of the Common Shares. All assets remaining thereafter shall then be distributed, pari passu, to all the holders of the Series A Preferred Stock, Series B Preferred Stock (on the basis as if all outstanding shares of Series B Preferred Stock had been converted into Common Shares in accordance with paragraph (c) above) and all Common Shares.

                           6. This Amendment of the Certificate of Incorporation of the Corporation was approved by the Board of Directors of the Corporation, at a meeting of such Board of Directors held on November 13, 2000, as authorized by Article FOURTH of the Certificate of Incorporation.



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                  IN WITNESS WHEREOF, the undersigned have signed this
Certificate this ___ day of November, 2000, and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.



                                                /s/ Ira Levy
                            ----------------------------------------------------
                                             Ira Levy, President



                                            /s/ Steven J. Lubman
                            ----------------------------------------------------
                                         Steven J. Lubman, Secretary


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